Exhibit 10.2

RESTRICTED STOCK UNIT TERMS
FOR ANNUAL GRANT
UNDER THE MERCK & CO., INC. 2004 INCENTIVE STOCK PLAN

This is a summary of the terms applicable to the Restricted Stock Unit (RSU) Award specified on this document. Different terms may apply to any prior or future RSU Awards. They may be amended by the Compensation and Benefits Committee of the Board of Directors as permitted by the ISP.

I. GENERAL INFORMATION

A. Restricted Period. The Restricted Period is the period during which this RSU Award is restricted and subject to forfeiture. This RSU Award is restricted until the third anniversary of the Grant Date.

B. Dividend Equivalents. During the Restricted Period, dividend equivalents will be paid to the holder (“you”) around the same time dividends are paid by the Company on Merck Common Stock. Any payment of dividend equivalents shall be reduced to the extent necessary for the Company to satisfy any tax or other withholding obligations. The RSU Award does not carry voting rights with respect to Merck common stock.

C. Distribution. Upon the expiration of the restriction, you will be entitled to receive a number of shares of Merck common stock equal to the number of RSUs that have become unrestricted. Prior to distribution, you must deliver to the Company an amount the Company determines to be sufficient to satisfy any amount required to be withheld, including applicable taxes. The Company may, in its sole discretion, decide to withhold from the RSU Award distribution a number of shares to pay the amount of applicable withholding (including taxes).

II. TERMINATION OF EMPLOYMENT

If your employment with the Company is terminated, your right to this RSU Award will be determined according to the terms in this Section II.

A. General Rule. If your employment is terminated prior to the end of the restricted period for any reason other than those specified in the following paragraphs, this RSU Award will be forfeited on the date your employment ends.

B. Separation. If your employment is terminated and the Company determines that such termination resulted from the elimination of your job or the sale of your subsidiary, division or joint venture, a pro rata portion (based on the number of months held) of any restricted portion of this Award shall be distributed as soon as possible after such separation date.

C. Retirement. If you terminate employment by retirement (including early and disability retirement) (“Retirement”) on or after the same day of the sixth month after this RSU Award is granted, then this RSU Award will continue and be distributable in accordance with its terms as if employment had continued and will be distributed at the time active RSU Grantees receive distributions with respect to this Restricted Period. If your Retirement occurs before the same day of the sixth month after this RSU Award is granted, then this RSU Award will be forfeited on the date your employment ends.

D. Death. If you die, a pro rata portion (based on the number of months held) of any restricted portion of this Award shall be distributed to your estate as soon as possible after your death.

E. Misconduct. If your employment is terminated as a result of your deliberate, willful or gross misconduct, this RSU Award, if unvested, will be forfeited immediately upon your receipt of notice of such termination.

F. Joint Venture. Employment with a joint venture or other entity in which the Company has a significant business or ownership interest is not considered termination of employment for purposes of this RSU Award. Such employment must be approved by, and contiguous with employment by, the Company, as described more fully in the Rules and Regulations. The terms set out in paragraphs A-E above apply to this RSU Award while you are employed by the joint venture or other entity.

III. TRANSFERABILITY

This RSU Award is not transferable and may not be assigned or otherwise transferred.

This RSU Award is subject to the provisions of the 2004 Incentive Stock Plan and the Rules and Regulations thereunder established by the Compensation and Benefits Committee of the Board of Directors of Merck & Co., Inc. You may access the Merck Stock Option homepage at http://humres.merck.com/stockoptions, which includes links to the Prospectus for the 2004 Incentive Stock Plan and the Company’s Annual Report and Proxy Statement.